UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2016

ACLARIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37581	46-0571712
(Commission File No.)	(IRS Employer Identification No.)

101 Lindenwood Drive, Suite 400

Malvern, PA 19355

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (484) 324-7933

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On September 13 and 14, 2016, members of management of Aclaris Therapeutics, Inc., or the Company, will hold meetings to review, among other things, the Company’s product candidate pipeline and clinical development.  In addition, on September 14, 2016, Neal Walker, the President and Chief Executive Officer of the Company, will present at the Morgan Stanley 2016 Global Healthcare Conference on, among other things, the Company’s product candidate pipeline and clinical development. A copy of the presentation that will accompany the meetings and which is being presented at the Morgan Stanley conference is available on the Company’s website at www.aclaristx.com, and is filed as Exhibit 99.1 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference. A second presentation regarding the Company’s wart disease program is also available on the Company’s website at www.aclaristx.com, and is filed as Exhibit 99.2 to this Current Report on Form 8-K, the contents of which are incorporated herein by reference.  The information contained in this Current Report on Form 8-K speaks only as the date hereof. While the Company may elect to update the information in this Current Report on Form 8-K in the future, the Company disclaims any obligation to do so except to the extent required by applicable law.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Aclaris Therapeutics Corporate Overview Presentation.
99.2	Aclaris Therapeutics Wart Disease Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aclaris Therapeutics, Inc.

Date: September 13, 2016
	By:	/s/ Frank Ruffo
Frank Ruffo
Chief Financial Officer